UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
______________________________

Date of Report (Date of earliest event reported): June 1, 2010

FIRST MARINER BANCORP
(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of incorporation)	000-21815 (Commission File Number)	52-1834860 (IRS Employer Identification No.)

1501 S. Clinton Street, Baltimore, MD  21224
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:  (410) 342-2600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

(a)The annual meeting of the shareholders of First Mariner Bancorp (the “Company”) was held on June 1, 2010.

(b)The matters considered and voted on by the shareholders at the annual meeting and the vote of the shareholders were as follows:

1.The following individuals were elected as directors, each for a three-year term, by the following vote:

Name	Shares Voted For	Votes Withheld
George H. Mantakos	10,618,968	185,657
Michael R. Watson	10,581,129	223,496
Hector Torres	10,576,240	228,385
Gregory A. Devou	10,570,342	234,283

The following individual was elected as director, for a one-year term, by the following vote:

Name	Shares Voted For	Votes Withheld
Mark A. Keidel	10,635,829	168,796

There were 2,542,564 broker non-votes in the election of directors.

2.An amendment to the Company’s Articles of Incorporation to authorize a class of blank check preferred stock, consisting of 5,000,000 shares of preferred stock, $.05 per share, was approved by shareholders by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
9,901,789	759,901	142,935

There were no broker non-votes on the proposal.

3.The appointment of Stegman & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified by the shareholders by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
13,247,211	99,978	78,316

There were no broker non-votes on the proposal.

The proposal to amend the Company’s Articles of Incorporation to increase the authorized number of shares of common stock from 75,000,000 to 100,000,000 was not presented for a vote at the annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MARINER BANCORP

Date: June 7, 2010	By:	/s/ Mark A. Keidel
Mark A. Keidel
President and Chief Operating Officer